                                                                   Exhibit 10.56


                        EXCLUSIVE DISTRIBUTION AGREEMENT

         IN THIS AGREEMENT, Jomed International i Helsingborg AB, having a principal office at Drottninggatan 94, S-25221, Helsingborg, Sweden, ("Jomed"), and Vista Medical Technologies, a Delaware corporation having a principal office at 5451 Avenida Encinas, Carlsbad, CA 92008, ("Vista"), hereby agree as follows:

                              ARTICLE I - RECITALS

         WHEREAS:

         1.1 Vista has products known as Series 8000 Visualization and Information System and certain related products, all as described in Schedule A hereto.

         1.2 Vista owns and licenses intellectual property ("IP") rights and technology related to the design, manufacture and operation of its products. Vista conducts continuing research and development directed to improvements, modifications and additions to its products.

         1.3 Jomed sells devices for interventional cardiology, radiology and cardiac surgery and other thoracic surgical applications, and Jomed has considerable experience in the marketing, sale and service of such devices and systems for such applications.

         1.4 Jomed desires an exclusive right of distribution of certain products made by Vista in certain defined fields and territories corresponding to Jomed's current and anticipated markets, and Vista is willing to grant to Jomed such a distribution right.

         1.5 Jomed and Vista recognize that application of the Vista products in Jomed's fields will require development of improved and modified products, and Vista and Jomed, therefore, have agreed to conduct joint research and development pursuant to the terms and conditions of a Cooperative Technology Agreement concurrently executed by the parties.

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

                            ARTICLE II - DEFINITIONS

         2.1 "Change of Control" means, with respect to Vista, any of the following events: (1) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), in a single transaction acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of Vista representing more than 33% of the combined voting power (with respect to the election of directors) of Vista's then outstanding securities; or (ii) the consummation of a merger, combination or consolidation which would result in the voting securities of Vista outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 33% of the combined voting power (with respect to the election of directors) of the securities of Vista or of such surviving entity outstanding immediately after such merger, combination or consolidation.

         2.2 "Distribution Territory" shall mean and include all countries of the world.

         2.3      "Effective Date" shall mean May 1, 2000.

         2.4 "Endoscopy System" shall mean the Series 8000 identified as such on Schedule A attached hereto.

         2.5 "Europe" shall include all of continental Europe, and further include the United Kingdom, Ireland and the Scandinavian countries and Eastern Europe, including the Czech Republic, Serbia, Russia and Central Independent States of the former USSR.

         2.6      "FDA" shall mean the United States Food and Drug
Administration.

         2.7 "North America" shall include the United States of America, Canada and Mexico, including all territories and possessions thereof.

         2.8 "Related Company" shall mean (a) a corporation, firm or association which, or an individual who, owns a controlling interest in a party hereto by stock ownership or otherwise, (b) a corporation, firm or association in which a party hereto owns a controlling interest, by stock ownership or otherwise, or (c) a corporation, firm or association in which a controlling interest, by stock ownership or otherwise, is owned by a corporation, firm or association which, or an individual who, also owns a controlling interest in a party hereto by stock ownership or otherwise. A "controlling interest" shall mean ownership or control of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than 50% of the voting power in the case of a business entity other than a corporation.

         2.9      "Jomed Field" shall mean all:

                  (a) cardiology, including, without limitation, interventional cardiology and related interventional radiological applications.
                  (b)      cardiothoracic surgery.

         2.10 "Series 8000" shall mean the current version of Vista's visualization and related information systems for cardiothoracic surgery and interventional cardiology, together with all associated accessories, software and disposables specific to such systems, together with any updates, modifications or new versions thereof.

                  2.11 "Vista Current Products" shall mean the Series 8000 and related products, including, without limitation, the apparatus and software listed in Schedule A hereto.


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


         2.12 "Vista Improvements" shall mean any modified Vista Current Product and any addition to the Series 8000 product line.

         2.13 "Vista Products" shall mean and include Vista Current Products and any Vista Improvements that subsequently become subject to this Agreement pursuant to its terms.

                          ARTICLE III - DISTRIBUTORSHIP

         3.1 Vista hereby appoints Jomed, and Jomed hereby accepts appointment, as Vista's exclusive distributor, even unto Vista, of Vista Products in the Jomed Field, with the right to market, sell and distribute Vista Products throughout the Distribution Territory in accordance with the terms of this Agreement. Jomed agrees to use its best efforts to successfully market (including, without limitation, performing in accordance with the marketing plans contemplated by Article V hereof) the Vista Products on a continuing basis, but nothing in this paragraph 3.1 shall require Jomed to take an unnecessary or unreasonable business, legal, regulatory or financial risk or action.

         3.2 As consideration for the exclusive distribution rights granted in paragraph 3.1, Jomed hereby agrees not to market or sell any product directly competitive with Vista Products in the Jomed Field. This provision shall not apply (i) to the extent Vista has given notice under clause 4.1 (a) below or
(ii) if Vista has not obtained all regulatory approvals under clause 4.2 (a) below or (iii) Vista has give notice for termination of clause 3.1 or (iv) any party has given notice for termination of this Agreement.

         3.3 Jomed may appoint third parties to act for Jomed in selling and distributing Vista Products in the Jomed Field, provided, however, that Jomed shall remain responsible for performance by such third parties of all convenants and obligations under this Agreement, including payment for any Vista Products sold to any such third party pursuant to the terms of the third party's agreement with Jomed. Any shipments by Vista to Jomed subdistributors made at the specific request of Jomed, shall be billed by Vista to Jomed directly.

         3.4 Vista shall forward promptly to Jomed all leads for sales of Vista Products in the Jomed Field.

              ARTICLE IV - SPECIFICATIONS AND REGULATORY APPROVALS

         4.1     (a)      Vista reserves the right to discontinue any Vista
Product at any time, provided that Jomed is given at least six (6) months prior written notice, and that outstanding quotations notified by Jomed to Vista at the time of notice of discontinuation will, to the best of Vista's ability, be supplied up to one year after notice of discontinuation.

                  (b) During the term of this Agreement, Vista shall promptly notify Jomed of any material changes or modifications to any Vista Product in writing (the "Vista Material Change Notice").


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


         4.2      (a)      Vista will use commercially reasonable efforts to
obtain, at Vista's expense and in Vista's name with respect to the Vista Products, as promptly as reasonably possible, (i) any necessary regulatory approvals from the FDA prerequisite to the commercial sale in the United States,
(ii) any required Underwriter's Laboratory or equivalent certifications or IEC 601-1:1988 Certification, (iii) the CE Mark under the applicable Medical Device Directive. Vista shall promptly notify Jomed of receipt of any such approvals, and shall provide Jomed with such information regarding the status of pending approvals, as Jomed may reasonably request.

                  (b) Except as set forth in 4.2(a) above, Jomed shall be responsible, at its sole expense, to ascertain and comply with all applicable laws and standards of industry or professional conduct, including without limitation, those applicable to regulatory approvals, product claims, labelling, approving, registrations and notifications, and also to obtain Vista's prior written consent to all claims, labels, instructions, packaging or the like, which consent shall not be unreasonably withheld.

                             ARTICLE V - PERFORMANCE

         5.1 Before June 30, 2000, the parties shall jointly develop a plan for the implementation of a focused marketing effort for Vista Products in the Jomed Field for the remainder of calendar year 2000 (the "2000 Marketing Plan"). The 2000 Marketing Plan shall be commercially reasonable, but will provide in each of Europe and North America, for a sales or technical/clinical customer support specialist to be employed by Jomed and adequate demonstration inventory to be purchased by Jomed. The 2000 Marketing Plan shall include agreed upon sales, regulatory and development milestones for 2000.

         5.2 Before September 30 of each year during the term of this Agreement, the parties shall agree upon a marketing plan for the following calendar year. Such marketing plan, starting with the calendar year 2002, shall include annual sales projections (worldwide and for each of Europe and North America) of Vista Products in the Jomed Field for the immediately following calendar year.

                  ARTICLE VI - TERMINATION OF EXCLUSIVE RIGHTS

         6.1 Vista shall have the option of terminating Jomed's rights set forth in paragraph 3.1 hereof upon providing Jomed with a notice identifying the asserted basis for termination and scope of termination, if Jomed by negligence fails to implement the marketing plans contemplated by paragraphs 5.1 and 5.2 hereof in any material respect and, starting in calendar year 2002, does not meet at least 70% of the minimum annual sales projection, as agreed upon in accordance with paragraph 5.2 hereof.

         6.2 For a period of one (1) year following the date of the termination of Jomed's exclusive rights in any field or territory in accordance with paragraph 6.1 hereof, Jomed shall retain a nonexclusive right to distribute and sell Vista Products within the terminated field and/or territory. During the aforementioned one (1) year period, the parties will discuss in good faith alternatives to the termination of Jomed's rights in the affected field and/or territory; provided,


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


however, that neither Jomed nor Vista shall be precluded from discussing alternatives for such products, fields and territories with other parties.

         6.3 The provisions of paragraph 6.1 hereof shall not apply in the event that the failure to achieve the marketing plans is the result of the failure or inability of Vista to supply Vista Products in a timely manner in accordance with the terms of this Agreement.

                       ARTICLE VII - ORDERING AND DELIVERY

         7.1 Jomed purchase orders for Vista Products shall include all information reasonably required by Vista and shall be in a form that is approved by Vista and reasonably acceptable to Jomed. Jomed's orders shall be given no less favorable treatment than orders from other Vista customers. Vista will deliver in the time and in the manner directed in any purchase order accepted by Vista.

         7.2 All purchase orders from Jomed shall be subject to acceptance by Vista in accordance with the terms of this Agreement Such acceptance may not be unreasonably withheld. Orders not rejected by written notice to Jomed within ten (10) business days after receipt by Vista shall be considered accepted by Vista. Each purchase order accepted by Vista shall constitute a contract between Vista and Jomed for the sales of Vista Products ordered and shall be subject to the terms and conditions of the purchase order and of this Agreement. The terms and conditions of this Agreement shall govern and supersede any additional or contrary terms set forth in Jomed's purchase order or in any Vista or Jomed acceptance, confirmation, invoice or other document unless duly signed by an officer of each party and expressly identifying and stating agreement with the specific additional or contrary term or condition.

         7.3 On or before October 31, 2000, Jomed shall provide Vista with a twelve month rolling forecast indicating by month the number and type of Vista Products anticipated to be sold by Jomed or purchased by Jomed for demonstration use or inventory. The forecast shall be updated quarterly by the first day of each calendar quarter. Jomed may modify the forecast upon reasonable advance notice. Vista shall not be required to deliver quantities of Vista Products in excess of 125% of Jomed's forecasted requirements unless Vista has been given at least four (4) months advance written notice of the quantities of Vista Products that exceed the forecast, provided, however, that Vista shall use all commercially reasonable efforts to supply such excess without such advance notice. Vista will apply commercially reasonable judgement to the level of inventory held to support Jomed's sales forecast, which shall be considered by Jomed and Vista as a guide only, until a firm purchase order is issued by Jomed and accepted by Vista.

         7.4 No accepted purchase order shall be modified or canceled except upon the mutual agreement of the parties. Mutually agreed change orders shall be subject to the terms of this Agreement. Notwithstanding the foregoing, any purchase order may be canceled by Jomed as to any Vista Products that are not delivered within 60 days of the delivery date ("Cancellation Date") requested in the purchase order, and any cancellation shall not limit or affect any contract remedies available to Jomed with respect thereto. Any cancellation by Jomed shall be by written notice to Vista received within three (3) business days after the Cancellation Date.

         7.5 In the event Vista has a shortage of supply, Vista shall ship its products in the order in which purchase orders are received.

         7.6 All deliveries of Vista Products shall be FOB at Vista's facility located at Westborough, MA, or such other location within the United States which Vista shall designate. Vista shall have no further responsibility for Vista Products, and all risk of damage or loss or delay of Vista Products shall pass to Jomed upon their delivery at the aforesaid FOB point. All Vista products shall be delivered by a common carrier selected by Jomed, and, in the event Jomed has not selected a common carrier fifteen (15) business days prior to the shipment date, Vista shall ship by a common carrier reasonably selected by Vista.

         7.7 Vista shall be responsible for all packaging of Vista Products purchased pursuant to this Agreement in accordance with specifications which are reasonably satisfactory to both parties.

                      ARTICLE VIII - PRICING AND ROYALTIES

         8.1 The price of each Vista Product sold to Jomed shall be equal to Vista's fully-burdened manufacturing cost, calculated in accordance with the Generally Accepted Accounting Principles ("GAAP") as then currently applied by Vista, plus a mark-up of 10%. The fully-burdened manufacturing cost levels shall be re-established each time there is an improvement or addition to a Vista Product that changes Vista's cost structure and on an annual basis on January 1 of each calendar year during the term of this Agreement. At the request and expense of Jomed, Vista shall permit an independent certified public accountant appointed by Jomed and reasonably acceptable to Vista, at reasonable times and upon reasonable notice (but not exceeding once in any twelve (12) month period), to examine on a confidential basis those records as may be necessary (with respect to any calendar year ending not more than three (3) years prior to such party's request) to determine the correctness of the pricing and the manufacturing cost under this Agreement. Said independent certified public accountant shall verify to the requesting party only the amount of manufacturing cost and pricing hereunder and disclose no other information revealed in its audit. Results of any such examination shall be made available to the parties. Any amount of deficiency, or overcharge, shall be paid or refunded promptly by the parties, plus interest at the commercial prime lending rate of Citibank, N.A., New York (or equivalent banking institution) until the date paid. Jomed shall bear the full cost of the performance of any such audit unless such audit discloses an overpayment by Jomed to Vista of more than five percent (5%) from the invoices issued by Vista, in which case Vista shall bear the full cost of the performance of such audit.

         8.2 In addition to the amounts set forth in paragraph 8.1 above, Jomed shall pay to Vista a royalty based on the gross profit on sales revenues of Vista Products, including upgrades or replacement parts, sold by Jomed or Related Companies to third parties. Jomed's and any Related Party's gross profit shall be determined in accordance with GAAP as then currently applied by Jomed. The royalty calculation is shown in schedule B. (Notwithstanding, Jomed and Vista agree that they will discuss in good faith a per procedure revenue sharing formula starting in 2002).

         8.3 Vista considers Jomed a most favored customer and, as such, will supply Vista products to Jomed at a price whereby the Vista "profitability percentage" (defined as (Vista gross profit + royalty) / (Vista sales price + royalty)), as adjusted to reflect equivalent volume purchases and terms and conditions of sale for such Vista Products, shall be no greater than that obtained for sales of Systems to any other "customer" (defined as any party other than a Related Party).

         8.4 Payments for Vista Products sold to Jomed shall be due and payable by Jomed within SIXTY (60) days after the date of the invoice by Vista. All payments set forth hereunder shall be made in U. S. dollars in the U.S.A.

         8.5      (a)      Within thirty (30) days after the close of each month
during this Agreement, Jomed shall remit to Vista the royalties payable pursuant to paragraph 8.2 hereof. Jomed shall maintain books of account sufficient to determine Jomed's gross profit on sales revenues of Vista Products sold by Jomed, its subdistributors or Related Companies.

                  (b) Each royalty payment shall be accompanied by a written report, prepared at the direction of a financial officer of Jomed, showing for the month for which payment is being made, the gross profit on sales revenues of Vista Products sold by Jomed or Related Companies to third parties during the immediately preceding month and the royalties which shall have accrued with respect thereto.

                  (c) At the request and expense of Vista, Jomed shall permit an independent certified public accountant appointed by Vista and reasonably acceptable to Jomed, at reasonable times and upon reasonable notice (but not exceeding once in any twelve (12) month period), to examine on a confidential basis those records as may be necessary (with respect to any calendar year ending not more than three (3) years prior to such party's request) to: (i) determine the correctness of any report or payment under this Agreement; or (ii) obtain information as to the Vista Product sales and Jomed gross margins on such sales for such calendar year. Said independent certified public accountant shall verify to the requesting party only the amount of payment due or costs incurred hereunder and disclose no other information revealed in its audit. Results of any such examination shall be made available to the parties. Any amount of deficiency, or overcharge, shall be paid or refunded promptly by the parties, plus interest at the commercial prime lending rate of Citibank, N.A., New York (or equivalent banking institution) until the date paid. Vista shall bear the full cost of the performance of any such audit unless such audit discloses an underpayment by Jomed to Vista of more than five percent (5%) from the amount of the original report, royalty or payment calculation, in which case Jomed shall bear the full cost of the performance of such audit.

         8.6 Notwithstanding the pricing set forth above in paragraph 8.1, Jomed shall be entitled to purchase from Vista a reasonable number of demonstration systems to fulfil the marketing plans adopted pursuant to Article V hereof at a price equal to Vista's fully-burdened manufacturing cost for a System as determined in accordance with paragraph 8.1, plus a mark-up of 10%, without further royalty payment if such demonstration unit is subsequently sold to a customer more than twelve (12) months after shipment by Vista to Jomed.

                                ARTICLE IX - TERM

         9.1 Unless earlier terminated or extended pursuant to its terms, this Agreement shall continue from the Effective Date to December 31, 2004 (the "Initial Term"). At the end of the Initial Term, this Agreement shall automatically be renewed for annual periods, provided that at least 70% of the minimum annual sales projection as agreed upon in accordance with paragraph 5.2 hereof has been achieved for the most recently completed year.

         9.2 This Agreement may be terminated by either party for a material breach by the other party of the provisions hereof. Such termination shall be effective ninety (90) days after written notice to the other party of the breach if the breach has not been remedied. This provision shall not apply to breaches by Jomed of the performance provisions of Article V.

         9.3      In the event of termination of this Agreement by either party,

                  (a) Jomed shall have the right to complete all sales of Vista Products for which purchase orders have been accepted by Vista, provide Jomed pays the sale price and any royalties on such sales pursuant to paragraph 8.2;

                  (b) Jomed shall make all payments that accrued and were payable prior to the date of termination;

                  (c) Jomed shall assign to Vista all assignable regulatory approvals that are specific and limited to Vista Products;

                  (d) The parties shall cooperate to assure continued service and support to purchasers of Vista Products from Jomed.

         9.4 This Agreement shall automatically terminate in the event (1) either party ceases to do business, or otherwise terminates its business operations or (2) if either party shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other party.

         9.5 The right of either party to terminate under the provisions of this Article shall not be an exclusive remedy, and either party shall be entitled, if the circumstances warrant alternatively or cumulatively, to damages for breach of this Agreement, to an order requiring performance of the obligations of this Agreement or to any other legally available remedy.

                    ARTICLE X - MARKETING, SALES AND SERVICE

         10.1 Jomed shall supply all sales and marketing materials at its sole expense, all such materials to be approved by Vista in its reasonable discretion and not to be unreasonably withheld. Any sales and marketing materials not disapproved in writing by Vista, shall be deemed approved by Vista fifteen (15) days after receipt by Vista for review. Vista shall supply Jomed, as reasonably requested from time to time, information required in order to prepare sales and marketing materials.


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


         10.2 Jomed shall be responsible for marketing activities in the Jomed Field unless the marketing activity is requested by Vista in which case Vista shall take full responsibility for any advice given by Vista when approving marketing materials under clause 10.1 above. Upon reasonable request from Jomed, Vista shall cooperate with marketing activities promoting Vista Products, including, as commercially reasonable, providing Vista employees for training, demonstrations and customer contact.

         10.3 Jomed will use the then current names and designations used by Vista for the Vista Products. All advertisements, promotional materials and packaging shall identify Vista as the owner of such names and designations and the manufacturer of the Vista Products and shall be subject to prior written approval of Vista, which approval shall not be unreasonably withheld. Jomed shall have the right and license to use Vista trade names and trademarks in conjunction with the promotion and sale of Vista Products in the Jomed Field. Jomed shall acquire no right or title in such Vista trademarks and trade names. Jomed shall have the right to use its own trade name and trademarks in conjunction with the Vista trade names and trademarks. All rights of Jomed under this paragraph shall terminate with termination of this Agreement.

         10.4 Vista shall provide necessary initial training of Jomed sales specialists and field service representatives with respect to use and installation of Vista Products. Such training shall take place at reasonable times and places, as agreed upon by the parties. All Jomed employee costs shall be borne by Jomed. All Vista employee costs will be borne by Vista.

         10.5 Jomed shall be responsible for obtaining any licenses necessary to export Vista Products from the United States to the country of delivery as indicated on Jomed's purchase order. Jomed shall also be responsible for obtaining any import licenses required by any such country.

         10.6 Vista shall make available to Jomed any software and hardware upgrades for Vista Products at prices set in accordance with paragraphs 8.1, 8.2 and 8.3 hereof and on terms and conditions consistent with this Agreement.

         10.7 Except as provided in Article X hereof regarding Vista's warranty obligations, Vista shall sell replacement parts for Vista Products to Jomed at prices determined in accordance with paragraphs 8.1, 8.2 and 8.3 hereof.

  ARTICLE XI - INSPECTIONS, RETURNS, REPRESENTATIONS, WARRANTIES AND COVENANTS

         11.1 In the event of any shortage, damage or discrepancy in or to a shipment of Vista Products or in the event any Vista Product fails to comply with the then current agreed-upon specifications for the Vista Product, Jomed shall report the same to Vista and shall furnish such written evidence or other documentation as Vista reasonably may deem appropriate. If such evidence establishes that such shortage, damage or discrepancy existed at the time of delivery of the Vista Product at the FOB point, Jomed may return the Vista Product to Vista at Vista's expense, and, at Jomed's request, Vista shall use all reasonable efforts to deliver promptly replacement Vista Products in accordance with the delivery procedures established herein.


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


         11.2 Vista represents and warrants to Jomed that all Vista Products sold and delivered under this Agreement will have been manufactured, if required by law, in accordance with FDA Good Manufacturing Practices, European Medical Device Directive requirements, ISO 9001 certification or successor requirements, and all other applicable manufacturing requirements. Vista further agrees that no Vista Product delivered by Vista under this Agreement shall be adulterated or misbranded at the time of delivery within the meaning of the U.S. Food, Drug and Cosmetic Act and regulations thereunder. Vista shall permit Jomed's regulatory personnel reasonable access, from time to time, to the facilities and records of Vista for the purpose of confirming Vista's compliance with this paragraph.

         11.3 Vista warrants to Jomed that the use, sale, offer for sale or import of Vista Products sold by Vista under this Agreement will not infringe any then currently issued patents, trade secrets, trademarks or other IP rights of any third party, and any such Vista Products shall, when delivered at the FOB point, meet the then effective and agreed upon specifications and shall be free from defects in materials and workmanship.

         11.4 Vista hereby extends and agrees to extend to any original purchaser of a Vista Product from Jomed or its designee pursuant to the terms of this Agreement a warranty for a period of the earlier of (i) fifteen (15) months from the date of shipment from Vista's facilities or (ii) one (1) year from Jomed's sale to a third party customer, against defects in materials or workmanship that occur in normal use. Vista shall be responsible for the repair and/or replacement of Vista Products that prove to be defective. The warranty shall be void if the Vista Product was misused, abused, improperly installed or operated, or repaired, serviced or modified by anyone other than service personnel designated or trained by Vista.

         11.5 The warranties set forth in this section are in lieu of all other warranties, express or implied, and Vista hereby disclaims and excludes any and all warranties, guarantees, obligations, liabilities, rights and remedies, express or implied, arising by law or otherwise, including, but not limited to, (a) any implied warranty of merchantability or fitness for a particular purpose, (b) any implied warranty arising from course of performance, course of dealing or usage in the trade, and (c) any obligation, right, liability, claim or remedy for loss of use, revenue or profit, or any other damages, including consequential damages, except that Vista shall provide with respect to Vista products sold to Jomed such other warranties as Vista customarily provides to its customer or end users for products comparable to Vista products useful in the Jomed Field.

         11.6     Vista represents to Jomed that:

                  (a) Vista is the exclusive owner or licensee of all right, title and interest in and to all IP used in the research, design, development, manufacture or sale of Vista Products (the "Vista IP").

                  (b) Neither Vista, its business, any of Vista Products, nor the execution and performance of this Agreement and the transactions contemplated herein, infringes, misuses, misappropriates or conflicts with the rights, including patent and other intellectual property rights or contract rights, of others.

                  (c) To the knowledge of Vista, the Vista IP is valid and has not been challenged in any judicial or administrative proceeding.

                  (d) To the knowledge of Vista, Vista has taken any necessary steps or appropriate actions to record its interests, or to protect its rights, in the Vista IP.

                  (e) To the knowledge of Vista, no person or entity, nor such person's or entity's business or products, has infringed, misused, misappropriated or conflicted with the Vista IP or currently is infringing, misusing, misappropriating or conflicting with the Vista IP.

         11.7     Jomed represents and warrants to Vista and agrees as follows:

                  (a) To immediately notify Vista of any adverse or unexpected results known by Jomed or any actual or potential government action relevant to a product and, if and to the extent requested by Vista in writing to suspend distribution of that product.

                  (b) To keep for five years after termination of this Agreement records of all product sales and customers sufficient to adequately administer a recall of any product and to fully cooperate in any decision by Vista to recall, retrieve and/or replace any product.

                  (c) To keep Vista informed as to any problems encountered with the Vista Products and any resolutions arrived at for those problems, and to communicate promptly to Vista any and all modifications, design changes or improvements of the Vista Products suggested by any customer, employee or agent. Jomed further agrees that Vista shall have any and all right, title and interest in and to any such suggested modifications, design changes or improvements of the Vista Products, without the payment of any additional consideration therefor either to Jomed, or its employees, agents or customers. Jomed will also promptly notify Vista of any infringement of any trademarks or other proprietary rights relating to the Vista Products.

                  (d) To comply with all applicable export control laws and regulations of the United States Department of Commerce or other United States agency or authority and not to export any Vista Product in violation of such laws or regulations.


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


         11.8 Vista undertakes to indemnify and hold harmless Jomed against any claim from a third party alleging that the Products infringe on its present or future patents or other industrial property rights

         11.9 For a period of sixty (60) days following Jomed's receipt of any Vista Materials Change Notice, Jomed shall be entitled to replace Vista Products which remain unsold by returning such Products to Vista. All returned Products must be in original packaging, which shall conspicuously bear the Material Return Authorization Number Jomed obtains from Vista prior to return. Vista shall deliver replacement Vista Products promptly to Jomed.

         11.10 Except for the obligations of Vista set forth elsewhere in this Agreement, Jomed agrees to ascertain and comply with in the performance of or exercise of rights under this Agreement, all applicable laws or regulations of any organization, country, group of countries or political or government entity located within the Distribution Territory.

         11.11 The warranties set forth in this section are in lieu of all other warranties, express or implied, and Jomed hereby disclaims and excludes any and all warranties, guarantees, obligations, liabilities, rights and remedies, express or implied, arising by law or otherwise, including, but not limited to, (a) any implied warranty of merchantability or fitness for a particular purpose, (b) any implied warranty arising from course of performance, course of dealing or usage in the trade, and (c) any obligation, right, liability, claim or remedy for loss of use, revenue or profit, or any other damages, including consequential damages.

                      ARTICLE XII - INDEMNITY AND INSURANCE

         12.1 Vista shall indemnify, defend and hold harmless Jomed and each of its subsidiaries, officers, directors, employees, shareholders, Related Companies and distributors ("Indemnified Party) from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty, covenant or agreement on the part of Vista under this Agreement, (ii) total or partial recalls of Vista Products, or (iii) alleged defects in materials, workmanship, product performance, or design of Vista Products, but in any event excluding matters for which Jomed is responsible under paragraph 12.2 below. Vista shall maintain product liability insurance in such amounts as is advisable pursuant to ordinary good business practice for a similar company in a similar type of business, and shall provide Jomed with evidence of this coverage upon request.

         12.2 Jomed shall indemnify, defend and hold harmless Vista and each of its subsidiaries, officers, directors, employees, shareholders, Related Companies and suppliers ("Indemnified Party") from and against and in response of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit proceeding, claim, appeal, demand, assessment or judgment), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty, covenant, or agreement on the part of Jomed under this Agreement, (ii) product claims, whether written or oral, made or alleged to be made, by Jomed in its advertising, publicity, promotion, or sale of any Vista Product where such product claims were not provided by or approved by Vista, or (iii) negligent handling by Jomed of Vista Products, but in any event excluding matters for which Vista is responsible under paragraph 12.1 above. Jomed shall maintain product liability insurance in such amounts as is advisable pursuant to ordinary good business practice for a similar company in a similar type of business, and shall provide Vista with evidence of this coverage upon request.

         12.3 Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.

                          ARTICLE XIII - FORCE MAJEURE

         13.1 "Force Majeure" shall mean any event or condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents, in whole or in material part, the performance by one of the parties of its obligations hereunder, such as act of God, act of government, war or related actions, civil insurrection, riot, sabotage, strike or other labor disturbance, epidemic, fire, flood, windstorm, and similar events. "Force Majeure" shall also mean any failure to perform by a sole source supplier, other than a Related Party to Vista, which prevents in whole, or in material part, the performance by Vista of its obligations hereunder.

         13.2 Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure.

         13.3 During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

                           ARTICLE XIV - MISCELLANEOUS

         14.1 Each party may designate information disclosed to the other party in writing pursuant to this Agreement as confidential ("Confidential Information"). Except as permitted or required for performance by the party receiving such Confidential Information, each party agrees (i) not to disclose or use any Confidential Information of the other party obtained in connection with the performance of this Agreement, and (ii) not to disclose or provide any of such Confidential Information of the other party to any third party. Each party agrees to treat the other party's Confidential Information the same way the receiving party treats its own proprietary data but in any event with no less than reasonable care. The obligations set forth in this paragraph shall continue to apply for five (5) years following the expiration or termination of this Agreement.

         14.2 This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

         14.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or permitted assigns of the parties hereto. The Agreement is personal to the parties and cannot be assigned by either party without the prior written consent of the other party, provided, however, that either party may assign this Agreement and all rights and obligations to a Related Company or to any person who succeeds to substantially all of the assets and business of such party to which this Agreement relates.

         14.4 This Agreement and the Cooperative Technology Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and superseded all prior agreements whether written or oral relating hereto.

         14.5 This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement without giving effect to principles of conflict of laws and without regard to the United Nations Convention on Contracts for the International Sales of Goods. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

         14.6 All of the representations, warranties, and covenants made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, shall survive such termination and continue thereafter in full force and effect.

         14.7 Except for the obligations of the parties set forth in Article XII hereof, in no event will either party be liable to the other under any section of this Agreement or under any contract, (a) for any amounts in excess in the aggregate of the amounts paid to Vista hereunder during the twelve month period prior to the date the cause of action arose or (b) for any incidental or consequential damages, or (c) for cost of procurement of substitute goods, technology or services. Neither party shall have liability for any failure or delay due to matters beyond its reasonable control.

         14.8 The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto.

         14.9 This agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

         14.10 The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

         14.11 Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Except as specifically granted or required in order to perform the respective obligations of the parties hereto, nothing in this Agreement shall be construed as a grant by one party to the other of a license under any IP rights of this other party.

         14.12 All notices or other communications to a party required or permitted hereunder shall be deemed given if in writing and delivered personally or sent by telecopy (with confirmation of transmission) or certified mail (return receipt requested) to such party at the following addresses (or at such other addresses as shall be specified by like notice):

         if to Jomed, to:

                  Jomed International i Helsingborg AB
                  Drottninggatan 94
                  S-25221 Helsingborg
                  Sweden
                  Attention:  Antti Ristinmaa
                              Chief Financial Officer
                              Fax (46) 42 490 6001


         and if to Vista to:

                  Vista Medical Technologies, Inc.
                  5451 Avenida Encinas, Suite A
                  Carlsbad, CA  92008
                  Attention:  John Lyon
                  FAX (760) 603-9170
         with a copy to:

                  Brobeck Phleger & Harrison LLP
                  12390 El Camino Real
                  San Diego, CA  92130
                  Attention:  Michael Kagnoff, Esq.
                  FAX (858) 720-2555

Jomed or Vista may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail) or on the next day following delivery to a reputable overnight carrier.

         14.13 In the event any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14.14 Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or any exchange upon which such party's capital stock is listed or traded, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by Jomed and Vista. The foregoing shall not restrict either party's communications with employees, customers or private investors.

         14.15 Each party agrees to execute and deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably require to fully secure and/or evidence the rights or interests herein.

         14.16 Each party shall be responsible for payment of all taxes levied on such party.

         14.17 JOMED shall not purchase and carry any stock of the visualization system except for reasonable inventory of routine spare parts required to provide efficient service to customers. However, in total two (2) complete demonstration units will be purchased by JOMED.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties has caused this Sales Agreement to be executed in the manner appropriate to each, as of the date first above written.

                                         VISTA MEDICAL TECHNOLOGIES, INC.

                                         By: /s/ Robert DeVaere
                                             ---------------------------------
                                         Title: V.P. Finance, C.F.O.
                                               -------------------------------
                                         Date:  May 19, 2000
                                               -------------------------------


                                         JOMED INTERNATIONAL I HELSINGBORG AG

                                         By: /s/ [ILLEGIBLE]
                                             ---------------------------------
                                         Title:
                                               -------------------------------
                                         Date:  May 19, 2000
                                               -------------------------------

                                   SCHEDULE A
                         CURRENT PRODUCT CONFIGURATIONS

        VISTA SERIES 8000, ADVANCED VISUALIZATION AND INFORMATION SYSTEM


STANDARD EQUIPMENT

SERIES 8000 NTSC   SERIES 8005 PAL
(110V)                        (220V)

---------------------------- ------------------------- ------------------------------------------------------------- -------
PART #                       PART #                       DESCRIPTION                                                QTY
---------------------------- ------------------------- ------------------------------------------------------------- -------
8075-1                       8076                      CardioConsole (Inc Shelf for lightsource)                     1
---------------------------- ------------------------- ------------------------------------------------------------- -------
5131.011                     5131.001                  Wolf Lightsource, 300 Watt Xenon                              1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8170-1                       8170P-1                   3D/2D CardioController II                                     1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8180                         8180P                     CardioView Processor                                          1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8176                         8176                      Head Mounted Display (HMD) with Ext. cable                    2
---------------------------- ------------------------- ------------------------------------------------------------- -------
8271                                                   Sony 13" Analog Monitor                                       1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8190                         8190P                     StereoScope Camera                                            1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8191-01                      8191-01                   Stereo Endoscope 10mm, 0 degree                               1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8191-02                      8191-02                   Stereo Endoscope 10mm, 30 degree                              1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8054-1                                                 Liquid Light Guide                                            1
---------------------------- ------------------------- ------------------------------------------------------------- -------

SPECIAL ORDER MINI-CAMERA PACKAGE

---------------------------- ------------------------- ------------------------------------------------------------- -------
8100                         8100P                     CardioCamera 3D - 50mm                                        1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8050                         8050                      CardioLight (rack mounted)                                    1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8060                         8060                      Lamp Housing Module                                           1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8054                         8054                      CardioCamera Light Guide (single fiber)                       1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8110-02                      8110-02                   Thoracic 3D holder (malleable)                                1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8120-01                      8120-01                   Gooseneck 3D Arm                                              1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8120-02                      8120-02                   Gooseneck 3D Holder for Gooseneck Arm                         1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8150-03                      8150-03                   Universal Clamp                                               1
---------------------------- ------------------------- ------------------------------------------------------------- -------

SPECIAL ORDER MONO, ENDOCAM PACKAGE

---------------------------- ------------------------- ------------------------------------------------------------- -------
8160                         8160P                     2D Endoscope Camera Head                                      1
---------------------------- ------------------------- ------------------------------------------------------------- -------
---------------------------- ------------------------- ------------------------------------------------------------- -------
8032-1                       8032-1                    32mm Endoscope Coupler                                        1
---------------------------- ------------------------- ------------------------------------------------------------- -------


                                   Schedule B

                               Royalty Calculation


The royalty calculation referred to in Clause 8.2 is made as follows:


         Year              No. of Systems Sold                Gross Margin Split
         ----              -------------------                ------------------
         2000                        ** - **                     **%      **%
                                     **+                         **%      **%
                              (see example)
         2001                        ** - **                     **%      **%
                                     **+                         **%      **%
                              (see example)
         2002 &   All systems                                    **%      **%


         thereafter        (however, both parties agree in good faith to discuss
                           per procedure revenue sharing starting in 2002 - the first full year of graft connector sales.)











**Portions of this page have been omitted pursuant to request for Confidential Treatment and filed separately with the Commission.

Schedule B Examples:

YEAR 2000 (9 months April - December)
---------

Sales Target                *** Systems

ASP                        $***

System Cost                $*** (to be verified)
                 + ***%     ***
                           ----
                            ***

Gross Margin               $***
Deductions from GM          ***       (freight and duty to Europe paid by Jomed. Only other
                           ----        deduction is 3rd party commission if any.)
                            ***


                                           Jomed                     Vista
                                           -----                     -----
   System *** - ***    =      ***           ***                       ***
   System *** - ***    =      ***           ***                       ***
   Vista mark-up *** x ***                                            ***
                                           ----                      -----
                              Total         ***                       ***

   YEAR 2001

   Sales Target                *** systems     (base target, assuming graft
                                               connector sales not a factor
                                               until late Q4. Would be
                                               considerably higher if graft
                                               connector is available earlier.
                                               We are assuming at least a 3
                                               month gap between visualization
                                               system installation and
                                               beginning of graft connector
                                               deliveries.)


                                   GM        Jomed                     Vista
                                  ----       -----                     -----
   Systems *** -  *** =           ***         ***                       ***
   Systems *** -  *** =           ***         ***                       ***
   Vista mark-up *** x ***                                              ***
                                             ----                      -----
                                Total         ***                       ***

[Note: In year 2000 Vista will make additional contribution to Medtronic for sales which are "transitioned", up to $*** in Vista stock, based on gross margin generated.]



***Portions of this page have been omitted pursuant to request for Confidential Treatment and filed separately with the Commission.